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                                                                   Exhibit 10.14

                              FIRST AMENDMENT TO

                          AECOM TECHNOLOGY CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN,


THIS AMENDMENT, by AECOM Technology Corporation, hereinafter sometimes referred to as the "Company," is made with reference to the following facts:

Effective July 1, 1996, AECOM Technology Corporation adopted the AECOM Technology Corporation Supplemental Executive Retirement Plan, which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this First Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE, the AECOM Technology Corporation Supplemental Executive Retirement Plan is hereby amended as follows, effective July 1, 1998:

                                       I.

The first clause of Section 3.1 (b) is hereby amended as follows:

"(b) the sum of (1), (2) and (3)"


                                      II.

Section 3.1 is hereby amended by adding the following new subsection (b)(3) herein:

"(3) the Participant's Management Supplemental Executive Retirement Plan Benefit, if any."

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                                      III.

The first  clause of Section 3.3(b)(2)  is hereby amended as follows:

"(2)  The sum of (A), (B), and (C):"


                                      IV.

Section 3.3 is hereby amended by adding a new subsection (b)(2)(C) as follows:

"(C) The Actuarial Equivalent of the annual benefit payable to the Participant under the Management Supplemental Executive Retirement Plan as a single life annuity commencing on his Early Retirement Date."


                                      VI.

Section 6.1 is hereby amended and new section 6.5 is added to read in its entirety as follows:

"Notwithstanding the foregoing, the Company may create and fund a "rabbi trust" (the "Trust") with respect to this Plan. The creation and funding of said Trust shall not create a security interest in the property of such Trust in favor of Participants or Beneficiaries or otherwise cause a funding of the Plan or Trust in any manner inconsistent with the preceding paragraph or Section 6.8. The amount of any contributions to such Trust shall be totally discretionary as determined by the Company. Any amount paid from such Trust to the Participant shall reduce the amount to be paid pursuant to this Plan by the Participating Employer. In the event the amounts paid from the Trust are insufficient to provide the full benefits payable to the Participant under this Plan, the Participating Employer shall pay the remainder of such benefit in accordance with the terms of this Plan. It is the intention of the Participating Employers that this Plan and Trust be considered unfunded for purposes of the Code and Title 1 of ERISA."

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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the dates contained herein.

                                                    AECOM Technology Corporation

                                           By:    /s/ R. Keeffe Griffith
                                                  ------------------------------

                                           Title:      Vice President
                                                  ------------------------------

                                           Date:            9/21/98
                                                  ------------------------------

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